Exhibit 10.13

SEVENTH AMENDMENT (EXTENSION TO THE LEASE)

THIS INSTRUMENT (hereinafter referred to as the “Seventh Amendment”), dated the 25th day of October, is entered into by ACCURIDE INTERNATIONAL INC., a California corporation (hereinafter referred to as “Landlord”) and RXSIGHT, Inc. (formerly known as CALHOUN VISION, INC.), a Delaware corporation, (hereinafter referred to as “Tenant”). The parties agree as follows:

A. Identification of Lease. Reference is made to that certain Commercial Lease Agreement dated August 31st, 2015 (the “Original Lease”), as amended by that certain First Amendment to the Lease dated November 23rd, 2015, as amended by that certain Second Amendment to the Lease dated December 22nd , 2015 , as amended by that certain Third Amendment to the Lease dated January 18th, 2016, as amended by that certain Fourth Amendment to the Lease dated November 12th, 2016, as amended by that certain Fifth Amendment to the Lease dated April 18th, 2024, as amended by that certain Sixth Amendment to the Lease dated June 3rd, 2024, (The Original Lease, as so amended, is herein collectively referred to as the “Lease”) for certain premises containing approximately 21,498 rentable square feet located at 100 Columbia Suite 200, Aliso Viejo Ca and 20,608 rentable square feet located at 100 Columbia Suite 100, Aliso Viejo Ca as more particularly described in the Lease as the Premises.

B. Context of Seventh Amendment. The parties have agreed to Expand the Lease to include 120 Columbia Suites 300, 400, and 500 for a total of approximately 13,183 Leasable square feet.

1.
Term/Premises. Landlord and Tenant agrees to expand the Lease for an additional seventy-four (74) months for the total of 13,183 square feet.
2.
The Lease Expansion period. The Lease Expansion Period shall be from December 1, 2024 to January 31, 2031.
3.
Tenant Improvement Allowance. Landlord shall provide a $150,000 allowance for all mutually agreed upon building improvements. Tenant agrees to comply with all requirements in Section 7.3.3 of the Lease. A “Work Letter” shall be provided to the Landlord prior to all work being done. This Tenant Improvement allowance shall be used to improve the property at 120 Columbia Suites 300, 400, and 500 only.
4.
Redelivery of Premises. Tenant shall be required to restore suites 300, 400, and 500 to their original condition (“Put Backs”) prior to any Tenant improvements (see Attachment A for “As built” configuration). Tenant has provided a preliminary design layout (see Attachment B “Proposed Configuration”). Landlord shall waive the right to the Put Backs so long as Landlord approves and signs off on, in part or in full, the finalized permittable Tenant Improvement plans for the Premises.
5.
Security Deposit. The Security Deposit shall conform to Section B(4) of the Fifth Amendment, as amended in the Sixth Amendment, to the Lease. Upon lease execution of this Seventh Amendment to the Lease, Tenant shall pay the first month’s Base Rent ($22,015.61) and a Security Deposit equal to the last month’s rent ($27,062.81) for 120 Columbia Suites 300, 400, and 500.

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C.
Rent During Seventh Extension Period. During the Seventh Extension Period, the base rent payable shall be the amount called for by the following:

Months Rate/SF Rate/Month

*01-12: $1.67 $22,015.61 Plus NNN

13 – 24: $1.72845 $22,786.16 Plus NNN

25 – 36: $1.78895 $23,583.67 Plus NNN

37 – 48: $1.85156 $24,409.10 Plus NNN

49 – 60: $1.91636 $25,263.42 Plus NNN

61 – 72: $1.98344 $26,147.64 Plus NNN

73 – 74: $2.05286 $27,062.81 Plus NNN

*Abated Base rent in months 2,11 and 12, NNN fees still due.

In addition to the base rent, Tenant shall be responsible for the Triple Net expenses as per the existing Lease.

D.
Landlord Warranty. Landlord agrees to replace and install two (2) new office HVAC systems (Landlord’s choice) and warrants that all HVAC systems shall all be in good working condition for one (1) year from the Commencement Date. Additionally, Landlord warrants that internal warehouse heaters shall be in good working condition for six (6) months from the Commencement Date (Internal heaters are not part of the CAM). Landlord shall pay for the cost of repair or replacement of any HVAC or heater component during the respective warranty periods.

E.
Signage. Landlord shall pay the costs of refurbishment and installation of three (3) Tenant signs located on the front of Suites 300, 400, and 500

F.
Landlord Represented by. Open Doors Unlimited, Joel Newman

G.
Option to Renew. Tenant shall receive two (2) five (5) year options to extend the lease at the end of the initial term. Tenant shall provide no less than nine (9) months prior written notice and no more than twelve (12) months prior to the Lease Expiration date of its intention to extend the lease. The base rent amounts for the option periods shall be at 95% of FMV and not less than last month’s average of all rents paid. This shall apply to the Entire Lease

H. Miscellaneous. Any term used in this Seventh Amendment, which is defined in the Lease, shall have the same meaning herein, unless the context indicates that another meaning is intended. The Lease is intended to be and is supplemented and amended by the provisions of this Seventh Amendment, and hereafter the Lease shall be considered and construed together. All of the terms, provisions, conditions, and covenants of the Lease, as modified by this Seventh Amendment, shall be and remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed on or as of the day and year above written.

“Landlord”:		“Tenant”:

ACCURIDE INTERNATIONAL INC. a California Corporation		RXSIGHT, Inc. a Delaware Corporation

By:	/s/ Jeff Dunlap	By:	/s/ Ron Kurtz
	11/6/2024		11/6/2024

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Attachment A

“As Built Condition”

Attachment B

“Proposed Configuration”

N

DRA ARCHITECTS

17875 Von Karman Avenue, Suite 150
Irvine, CA 92614
T 949.833.3800

CONSULTANT:

PROFESSIONAL SEAL:

PROJECT TITLE

RxSIGHT

Tenant Improvements

120 Columbia
Aliso Viejo, California

CLIENT NAME

RxSight, Inc.

100 Columbia
Aliso Viejo, California

SHEET NAME

NO.	DATE	DESCRIPTION

JOB NO.:
DATE ISSUED:
DRAWN BY:
CHECK BY:

SHEET NO.: